Exhibit 99.1

Press Release

Applied Micro Circuits Corporation Reports First Quarter Fiscal 2015 Financial Results

SUNNYVALE, Calif., July 29, 2014 (GLOBE NEWSWIRE) - Applied Micro Circuits Corporation (Nasdaq: AMCC) (“AppliedMicro”) today reported its financial results for the first quarter of fiscal 2015, ended June 30, 2014.

•	Consolidated net revenue of $50.3 million

•	GAAP net loss of $13.1 million or $0.17 per share

•	Non-GAAP net income of $0.2 million or $0.00 earnings per share

Commenting on AppliedMicro’s first quarter operations, Dr. Paramesh Gopi, President and Chief Executive Officer, said, “We are very pleased to report that we have shipped initial production X-Gene™ units. Purchase orders continue to grow and backlog is building. The creation of the ARM 64-bit based server category is underway.” Dr. Gopi continued, “We experienced strong demand for our connectivity products while we saw a sharp decline in legacy PowerPC embedded products. The contributions of the base business continue to support our growth initiatives.”

AppliedMicro provides non-GAAP results as additional information relating to its financial condition and business trends. This information should be considered in conjunction with corresponding GAAP measures. A reconciliation between GAAP and non-GAAP financial results is provided in the financial tables section of this press release.

Conference Call and Webcast
Management will host a conference call and simultaneous webcast to discuss first quarter results and business and financial outlook today, July 29, 2014, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

DAIL-IN:	(877) 280-4960
(857) 244-7317

PASSCODE:	83482949

WEBCAST:	Investor Relations section of the Company’s website at www.apm.com

A replay of the call will be available starting around 6:00 p.m. Pacific Time / 9:00 p.m. Eastern Time and can be accessed by dialing 888-286-8010 or 617-801-6888 and using the access code 99777506. The replay will be available through August 5, 2014.

About AppliedMicro
Applied Micro Circuits Corporation is a global leader in computing and connectivity solutions for next-generation cloud infrastructure and data centers. AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership. Corporate headquarters are located in Sunnyvale, California. www.apm.com.
(C) Copyright 2014, Applied Micro Circuits Corporation. AppliedMicro, X-Gene, X-Weave, Server on a Chip, and Cloud Server are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.
Forward-Looking Statements
This press release contains forward-looking statements that reflect the Company's current views and expectations with respect to future events and financial performance, including statements regarding the Company's strategic focus; product cycles; new product development, commercialization and customer acceptance; the development of the X-Gene™ ecosystem; the anticipated performance of the Company’s base business; and future revenues, expenses and liquidity. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company's products, successful and timely development of products, an evolving competitive landscape, rapid technological change, increased supplier lead times and other supply chain constraints, the businesses and budgeting decisions of the Company's major customers, reductions, rescheduling or cancellation of orders by the Company's customers, successful management of key service providers and recently acquired businesses, market acceptance of new products, legal and regulatory developments, and general economic conditions. More information about potential factors that could affect the Company's business and financial results is included in the "Risk Factors" set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 2014, and the Company's other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

CONTACT:

Investor Relations Contact:
Traci Tsuchiguchi
Phone: (408) 542-8353
E-Mail: ttsuchiguchi@apm.com

Media Contact:
Mike Major
Phone: (408) 542-8831
E-mail: mmajor@apm.com

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	June 30, 2014		March 31, 2014
ASSETS:
Current assets:
Cash, cash equivalents and short-term investments	$98,610	$	$106,583
Accounts receivable, net	22,932		25,178
Inventories	20,673		18,946
Other current assets	12,272		16,799
Total current assets	154,487		167,506
Property and equipment, net	20,303		20,746
Goodwill	11,425		11,425
Purchased intangibles, net	42		105
Other assets	6,935		7,754
Total assets	$193,192		$207,536
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,233	$	$26,194
Other current liabilities	29,131		28,961
Total current liabilities	46,364		55,155
Non-current liabilities:
Veloce accrued liability	4,399		3,145
Stockholders' equity	142,429		149,236
Total liabilities and stockholders' equity	$193,192		$207,536

APPLIED MICRO CIRCUITS CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Net revenues	$50,272	$51,771	$54,148
Cost of revenues	20,257	19,806	22,342
Gross profit	30,015	31,965	31,806
Operating expenses:
Research and development	33,205	25,653	34,506
Selling, general and administrative	9,058	9,325	9,526
Amortization of purchased intangible assets	62	62	130
Restructuring charges	1,211	4	93
Gain on sale of building	—	(25,815)	—
Gain on sale of T-Pack	—	—	(19,699)
Total operating expenses	43,536	9,229	24,556
Operating (loss) income	(13,521)	22,736	7,250
Interest and other income, net	315	418	3,795
(Loss) income before income taxes	(13,206)	23,154	11,045
Income tax (benefit) expense	(141)	38	188
Net (loss) income	$(13,065)	$23,116	$10,857
Basic net (loss) income per share:	$(0.17)	$0.31	$0.16
Shares used in calculating basic net (loss) income per share	77,916	75,629	69,360
Diluted (loss) income per share:	$(0.17)	$0.30	$0.15
Shares used in calculating diluted net (loss) income per share	77,916	77,193	70,234

APPLIED MICRO CIRCUITS CORPORATION
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
GAAP net (loss) income	$(13,065)	$23,116	$10,857
Adjustments:
Stock-based compensation charges	5,216	3,591	3,714
Amortization of purchased intangibles	62	62	296
Veloce acquisition consideration	7,140	—	9,255
Restructuring charges	1,211	4	93
Gain on sale of building	—	(25,815)	—
Gain on sale of TPack	—	—	(19,699)
Impairment of marketable securities	(18)	(16)	(3,019)
Other and income tax adjustments	(391)	(212)	(62)
Total GAAP to Non-GAAP adjustments	13,220	(22,386)	(9,422)
Non-GAAP net income	$155	$730	$1,435
Diluted non-GAAP income per share	$0.00	$0.01	$0.02
Shares used in calculating diluted non-GAAP income per share	79,082	77,193	70,234
Net (loss) income per share:
GAAP (loss) income per share	$(0.17)	$0.30	$0.15
GAAP to non-GAAP adjustments	0.17	(0.29)	(0.13)
Non-GAAP income per share	$0.00	$0.01	$0.02
Reconciliation of shares used in calculating non-GAAP income per share:
Shares used in calculating the basic (loss) income per share	77,916	75,629	69,360
Adjustment for dilutive securities	1,166	1,564	874
Non-GAAP shares used in calculating diluted income per share	79,082	77,193	70,234

APPLIED MICRO CIRCUITS CORPORATION
SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS
(in thousands)
(unaudited)
The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:
	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
GROSS PROFIT:
GAAP gross profit	$30,015	$31,965	$31,806
Amortization of purchased intangibles	—	—	166
Stock-based compensation expense	47	102	98
Non-GAAP gross profit	$30,062	$32,067	$32,070
OPERATING EXPENSES:
GAAP operating expenses	$43,536	$9,229	$24,556
Stock-based compensation expense	(5,169)	(3,489)	(3,616)
Amortization of purchased intangibles	(62)	(62)	(130)
Veloce acquisition consideration	(7,140)	—	(9,255)
Gain on sale of building	—	25,815	—
Gain on sale of TPack	—	—	19,699
Restructuring charges	(1,211)	(4)	(93)
Non-GAAP operating expenses	$29,954	$31,489	$31,161
INTEREST AND OTHER INCOME, NET AND OTHER-THAN-TEMPORARY IMPAIRMENT:
GAAP interest and other income, net	$315	$418	$3,795
Other-than-temporary investment impairment	(18)	(16)	(3,019)
Non-GAAP interest and other income, net	$297	$402	$776
INCOME TAX EXPENSE (BENEFIT:
GAAP income tax (benefit) expense	$(141)	$38	$188
Income tax adjustments	391	212	62
Non-GAAP income tax expense	$250	$250	$250
RESEARCH AND DEVELOPMENT :
GAAP research and development	$33,205	$25,653	$34,506
Stock-based compensation expense	(3,271)	(1,503)	(1,817)
Veloce acquisition consideration	(7,140)	—	(9,255)
Non-GAAP research and development	$22,794	$24,150	$23,434
SELLING, GENERAL AND ADMINISTRATIVE :
GAAP selling, general and administrative	$9,058	$9,325	$9,526
Stock-based compensation expense	(1,898)	(1,986)	(1,799)
Non-GAAP selling, general and administrative	$7,160	$7,339	$7,727

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended June 30,
	2014	2013
Operating activities:
Net (loss) income	$(13,065)	$10,857
Adjustments to reconcile net (loss) income to net cash used for operating activities:
Depreciation	2,174	2,624
Amortization of purchased intangibles	62	296
Stock-based compensation expense:
Stock options	417	602
Restricted stock units	4,799	3,112
Veloce acquisition consideration	7,140	9,255
Tax effect on other comprehensive income	(194)	—
Non-cash restructuring charges	—	26
Net gain on sale of TPack	—	(19,699)
Net loss (gain) on disposals of property, equipment and other assets	16	(3)
Changes in operating assets and liabilities:
Accounts receivable	2,246	(4,474)
Inventories	(1,745)	185
Other assets	1,994	1,598
Accounts payable	(6,163)	(687)
Accrued payroll and other accrued liabilities	1,663	4,149
Veloce accrued liability	(6,383)	(24,982)
Deferred revenue	502	(671)
Net cash used for operating activities	(6,537)	(17,812)
Investing activities:
Proceeds from sales and maturities of short-term investments	682	14,185
Purchases of short-term investments	(1,320)	(2,361)
Proceeds from sale of TPack	3,353	29,498
Purchase of property, equipment and other assets	(4,544)	(279)
Net cash (used for) provided by investing activities	(1,829)	41,043
Financing activities:
Proceeds from issuances of common stock	106	171
Funding of restricted stock units withheld for taxes	(924)	(2,382)
Other	(88)	(412)
Net cash provided by financing activities	(906)	(2,623)
Net (decrease) increase in cash and cash equivalents	(9,272)	20,608
Cash and cash equivalents at the beginning of the period	71,539	19,065
Cash and cash equivalents at the end of the period	$62,267	$39,673